UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2010

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529 Houston, TX	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 2, 2010, Marvin J. Migura, our Senior Vice President and Chief Financial Officer, will make a presentation at the 2010 Credit Suisse Energy Summit in Vail, CO. Interested parties may view the slides for the presentation by using the Investor Relations link at Oceaneering’s website, www.oceaneering.com, beginning on January 29, 2010 after 3:00 p.m., Central Daylight Time.

In addition to the information available in the presentation slides on our website, we are disclosing that our capital expenditures during 2009 were $175 million.

Please note that certain information contained in the presentation are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the “Safe Harbor” provisions of those statutes. Forward-looking statements are generally accompanied by words such as “estimate, “ “project, “ “predict,” “believe,” “expect,” “anticipate,” “plan,” “forecast,” “budget,” “goal” or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements in the presentation include statements about:

•	Our expectation that our 2009 net income will be the second-highest year in our history;

•	The secular growth and lower vulnerability level of deepwater markets to periods of cyclically low oil prices;

•	Our projection that 2009 earnings per share will be $3.32 to $3.38;

•	Our projection that 2010 earnings per share will be $3.25 to $3.55;

•	Our segment operating income guidance for 2010 compared to 2009, with projections that ROVs and Subsea Products will be up, Inspection will be flat, and Subsea Projects and MOPS will be down;

•	Our expectation that our ROV, Subsea Products and Subsea Projects segments will combine to provide in excess of 85% of our operating income in each of 2009 and 2010;

•	Our 2009 and 2010 projected cash flows, defined as net income plus depreciation and amortization, of over $300 million;

•	Our belief that we will have ample resources to invest in growth;

•	Anticipated deepwater discoveries to be evaluated and developed;

•	Floating rigs expected to be placed in service during 2010;

•	Future floating rig demand, 2010 – 2012, and our belief that floating rig demand will drive future demand growth in ROV services and subsea hardware;

•	Expectation that our 2010 ROV revenue per day-on-hire and fleet utilization will be approximately equal to those of 2009;

•	Expected 2009 and 2010 ROV increases in days on hire, by adding 30 new systems in 2009 and 12 to 18 new systems in 2010;

•	Our plan to use our ROV manufacturing capacity to upgrade existing systems to improve their marketability;

•	Expectation that we will continue to expand our ROV fleet for both drill support and construction service, and add more ROVs on 3rd party vessels;

•	Our expectation that 2009 ROV operating income will exceed that of 2008, and 2010 ROV operating income will exceed that of 2009 based on an increase in days-on-hire;

•	Anticipation that our ROV operating income margin percentage may decline slightly, primarily due to a geographic mix change;

•	Subsea completions expected to almost triple in this decade over the 1990s, and increase by over 100% in the decade commencing 2010;

•	Subsea tree orders forecast to be up approximately 40% in the period 2009 – 2013 compared to the period 2004 – 2008;

•

Expectation that 2009 Subsea Products operating income will be down compared to 2008, due to demand declines for our specialty subsea products, lower umbilical plant throughput and unanticipated manufacturing costs we incurred on two BOP control systems;

•

Expectation that 2010 Subsea Products operating income will be higher than that of 2009, due to manufacturing process improvements and cost reductions implemented in 2009, increased umbilical plant throughput and higher ROV tooling rentals and subsea field development hardware sales;

•	Expectation that our Subsea Projects business related to hurricane repair work will be less in the fourth quarter of 2009 than the corresponding period of 2008;

•	Projected cumulative subsea completions in the Gulf of Mexico through 2009 and 2014;

•	Our intention to return our vessel The Performer to the Gulf of Mexico if pursuit of other international work is unsuccessful;

•

Our expectation that 2009 Subsea Projects operating income will be lower than 2008, due to a continuation of declining demand for shallow-water services and competitive rate pressure in the deepwater vessel market due to an increase in vessel availability;

•

Our expectation that 2010 Subsea Projects operating income will be lower than 2009, due to the completion of the current contract for The Performer in March 2010; a softer market for our deepwater vessels in the Gulf of Mexico; continued decline in hurricane-related diving work; and higher vessel drydock expenses;

•	Our projected 2009 and 2010 net income plus depreciation and amortization in the Supplemental Financial Information, defined as cash flow in the presentation;

•	Our projected 2009 and 2010 EBITDA (as defined and reconciled to GAAP measures in the Supplemental Financial Information to the presentation); and

•	Subsea production control umbilicals orders forecast to be up approximately 20% in the period 2009 – 2013 compared to the period 2004 – 2008 in the Supplemental Financial Information.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand and prices for oil and gas;

•	general economic and business conditions and industry trends;

•	delays in deliveries of deepwater drilling rigs;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels and pricing;

•	the level of production by non-OPEC countries;

•	the ability of oil and gas companies to generate funds for capital expenditures;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	rapid technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels;

•	changes in competitive factors;

•	changes in project designs or schedules;

•	contract cancellations, change orders and other modifications; and

•	difficulties executing on projects.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008 and our subsequent Quarterly Reports on From 10-Q.

Except as required by applicable law, we do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.
(Registrant)

By:	/S/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer

Date: January 29, 2010